            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------------------
                                                       GIVE THE TAXPAYER
                                                       IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                              NUMBER OF--
-------------------------------------------------------------------------------
                   1.   An individual's account        The individual

                   2.   Two or more individuals        The actual owner of the
                        (joint account)                account or, if combined
                                                       funds, any one of the
                                                       individuals(1)

                   3.   Husband and wife (joint        The actual owner of the
                        account)                       account or, if joint
                                                       funds, either person(1)

                   4.   Custodian account of a minor   The minor(2)
                        (Uniform Gift to Minors Act)

                   5.   Adult and minor (joint         The adult or, if the
                        account)                       minor is the only
                                                       contributor, the
                                                       minor(1)

                   6.   Account in the name of         The ward, minor, or
                        guardian or committee for a    incompetent person(3)
                        designated ward, minor or
                        incompetent person

                   7.   a.   The usual revocable       The actual owner(1)
                             savings trust account
                             (grantor is also
                             trustee)

                        b.   So-called trust account   The grantor-trustee(1)
                             that is not a legal or
                             valid trust under State
                             law

                   8.   Sole proprietorship account    The owner(4)

-------------------------------------------------------------------------------
                                                       GIVE THE TAXPAYER
                                                       IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                              NUMBER OF--
-------------------------------------------------------------------------------

                   9.   A valid trust, estate, or      The legal entity (Do not
                        pension trust                  furnish the pension
                                                       trust identifying number
                                                       of the personal
                                                       representative or
                                                       trustee unless the legal
                                                       entity itself is not
                                                       designated in the
                                                       account title.)(5)

                  10.   Corporate account              The corporation

                  11.   Religious, charitable, or      The organization
                        educational organization
                        account

                  12.   Partnership account held in    The partnership
                        the name of the business

                  13.   Association, club, or other    The organization
                        tax-exempt organization

                  14.   A broker or registered         The broker or nominee
                        nominee

                  15.   Account with the Department    The public entity
                        of Agriculture in the name of
                        a public entity (such as a
                        State or local government,
                        school district, or prison)
                        that receives agricultural
                        program payments

-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - An organization exempt from tax under section 501(a), an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    Other payees that may be exempt from backup withholding include:

    - A corporation.

    - A financial institution.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

Payees described above should file Form W-9 to avoid possible erroneous backup withholding. IF YOU BELIEVE THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.